EXHIBIT I

NAME, ASSET SIZE AND COMPENSATION RECEIVED
BY NB LLC FOR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

___________________________

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Rate of Compensation based on each Fund’s average daily net assets
___________________________

			Rate of
Fund	Similar Fund	Asset size*	Compensation
Growth Portfolio	Neuberger	$139,684,695	(1)
	Berman Mid Cap
	Growth Fund
Mid-Cap Growth Portfolio	Neuberger	$692,341,206	(1)
	Berman Mid Cap
	Growth Fund
Small-Cap Growth	Neuberger	$ 28,522,958	(1)
Portfolio	Berman Small
	Cap Growth Fund
Guardian Portfolio	Neuberger	$158,576,644	(1)
	Berman Guardian
	Fund
Partners Portfolio	Neuberger	$487,612,581	(1)
	Berman Partners Fund
Regency Portfolio	Neuberger	$290,736,101	(1)
	Berman Regency Fund
Socially Responsive	Neuberger	$591,064,907	(1)
Portfolio	Berman Socially
	Responsive Fund
International Portfolio	Neuberger Berman	$706,935,232	(1)
	International Fund

*	As of June 30, 2008 (Unaudited).

(1)	Fees paid on the basis of direct and indirect costs to NBLLC in performing services.

___________________________

CLOSED-END FUNDS
___________________________
Fund	Similar Fund	Asset size	Rate
Neuberger Berman Real	Neuberger	$281,758,845**	(1)
Estate Securities Income	Berman Real
Fund Inc.	Estate Fund

**	Asset size as of December 31, 2008, date after the merger of Neuberger Berman Realty Income Fund Inc. into Neuberger Berman Real Estate Securities Income Fund Inc.

(1)	Fees paid on the basis of direct and indirect costs to NBLLC in performing services.

I-1

NAME, ASSET SIZE AND COMPENSATION RECEIVED
BY LBAM FOR SUB-ADVISORY SERVICES
PROVIDED TO OTHER SIMILAR FUNDS

___________________________

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Rate of Compensation based on each Fund’s average daily net assets
___________________________

			Rate of
Fund	Similar Fund	Asset size*	Compensation
Short Duration Bond Portfolio	Neuberger	$ 446,082,533	(1)
	Berman Short
	Duration Bond
	Fund

(1)	Fees paid on the basis of direct and indirect costs to LBAM in performing services.

___________________________

CLOSED-END FUNDS
___________________________

Fund	Similar Fund	Asset size**	Rate
Neuberger Berman High Yield	Neuberger	$103,450,045	0.075%
Strategies Fund (formerly	Berman High
Lehman Brother First Trust	Income Bond
Income Opportunity Fund)	Fund

**	As of December 31, 2008 (Unaudited).

I-2